                                                                  Exhibit (4)(h)

                              CERTIFICATE OF TRUST
                                       OF
                          FIFTH THIRD CAPITAL TRUST IV

         THIS Certificate of Trust of Fifth Third Capital Trust IV (the "Trust"), dated December 17, 2001, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

         1. Name. The name of the business trust formed hereby is Fifth Third Capital Trust IV.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. Attn:
Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective on December 17, 2001.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                         WILMINGTON TRUST COMPANY,
                                         as trustee


                                         By:  /s/ DONALD G. MACKELCAN
                                              ---------------------------------
                                              Name:    Donald G. MacKelcan
                                              Title:   Vice President